Exhibit 10.3

EXECUTION VERSION

LOAN SALE AND CONTRIBUTION AGREEMENT

by and between

MONROE CAPITAL INCOME PLUS CORPORATION,
as the Seller,

and

MONROE CAPITAL INCOME PLUS ABS FUNDING, LLC,
as the Buyer

Dated as of April 7, 2022

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Table of Contents
(continued)

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LOAN SALE AND CONTRIBUTION AGREEMENT

THIS LOAN SALE AND CONTRIBUTION AGREEMENT, dated as of April 7, 2022 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is between MONROE capital income plus corporation, a Maryland corporation (together with its successors and assigns, “Fund,” and in its capacity as seller hereunder, together with its successors and assigns, the “Seller”), and MONROE CAPITAL INCOME PLUS ABS FUNDING, llc, a Delaware limited liability company (together with its successors and assigns, the “Buyer”).

WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Collateral Obligations; and

WHEREAS, the Seller desires to acquire certain of the Collateral Obligations (the “Initial Collateral Obligations”) and the Buyer desires to acquire the Initial Collateral Obligations from the Seller on the Closing Date, and from time to time after the Closing Date acquire from the Seller additional or substitute Collateral Obligations hereunder, together with certain related property as more fully described herein and included as part of the “Assets” in the Indenture, dated as of April 7, 2022 (as amended, modified, restated or supplemented from time to time, the “Indenture”), between the Buyer, as Issuer and U.S. Bank Trust Company, National Association, as Trustee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01      Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Indenture unless the context otherwise requires. In addition, as used herein, the following defined terms shall have the following meanings:

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, public body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the FINRA, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Buyer” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral” shall have the meaning provided in Section 2.01(a).

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Obligation in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Authority on such Collateral Obligation, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related Obligor and the secured party (other than the Seller in its capacity as lender with respect to such Collateral Obligation) pursuant to escrow arrangements, (c) any amount with respect to any Collateral Obligation repurchased or substituted by the Seller under Article VI hereof to the extent such amount is attributable to a time after the effective date of such repurchase or substitution, (d) any Retained Fee retained by the Person(s) entitled thereto in connection with the origination of any Collateral Obligation, (e) any accrued and unpaid interest on any Collateral Obligation with respect to the period of time prior to and excluding the Closing Date and (f) any Equity Security related to any Collateral Obligation that the Seller determines will not be transferred by the Seller in connection with the sale of any related Collateral Obligation hereunder.

“Financing Facility” means any credit facility or collateral obligation transaction entered into by the Seller or any Affiliate thereof pursuant to which any Collateral Obligation may be released from the lien thereof and sold by the Seller as a Collateral Obligation hereunder.

“Fund” shall have the meaning provided in the first paragraph of this Agreement.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents, orders and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such fillings with all Authorities.

“Indemnified Party” shall have the meaning provided in Section 7.01.

“Indenture” shall have the meaning provided in the Preamble to this Agreement.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan List” means the list, attached as Schedule I to this Agreement, of Collateral Obligations provided by the Seller to the Buyer on the Closing Date, as supplemented on each Purchase Date following the Closing Date, by incorporating each additional Collateral Obligation listed in an assignment of such Collateral Obligation substantially in the form of Exhibit A to this Agreement, as such list may be further amended, supplemented or modified from time to time in accordance with this Agreement.

“Material Adverse Effect” means, with respect to the Person making the related representation and warranty or agreeing to the related covenant, any event that has, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or operations of such Person, (b) the ability of such Person to perform its obligations under the Transaction Documents to which it is a party or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Trustee under the Transaction Documents.

“Payment in Full Date” means the date on which the Indenture is satisfied and discharged in accordance with its terms.

“Permitted Liens” means (i) with respect to the Collateral, security interests, Liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility (including the Buyer), (iii) with respect to any Equity Security in an Obligor, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) with respect to the Collateral Obligations, security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Purchase” means a purchase or other acquisition of Collateral by the Buyer from or as directed or referred by the Seller pursuant to Section 2.01.

“Purchase Date” means any day on which any Collateral Obligation is acquired by the Buyer from the Seller pursuant to the terms of this Agreement (including any Substitution Date).

“Purchase Price” shall have the meaning provided in Section 2.02.

“Repurchase Price” means, on any date of determination with respect to any Collateral Obligation with respect to which the Seller elects to exercise its option to purchase or repurchase pursuant to Section 6.01 of this Agreement, an amount at least equal to the Market Value of such Collateral Obligation.

“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with applicable law.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Seller” shall have the meaning provided in the first paragraph of this Agreement.

“Substitution Date” means any date on which the Seller transfers a substitute Collateral Obligation to the Buyer.

“Trustee” shall have the meaning provided in the Preamble to this Agreement.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

Section 1.02      Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03      Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.

Section 1.04      Interpretation.

In this Agreement, unless a contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)	references to “including” means “including, without limitation”;

(iv)	reference to day or days without further qualification means calendar days;

(v)	unless otherwise stated, reference to any time means New York, New York time;

(vi)	references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)         reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore;

(viii)        reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix)          reference to any gender includes each other gender.

Section 1.05      References.

All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.

Section 1.06     Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year consisting of twelve 30-days months and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF LOAN ASSETS

Section 2.01     Sale, Transfer and Assignment.

(a)            Transfer from the Seller to the Buyer. Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Loan or Delayed Draw Loan conveyed by the Seller to the Buyer hereunder which obligations the Buyer hereby assumes) in the property identified in clauses (i)-(v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, financial assets, general intangibles, payment intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, securities, money, documents, goods, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts) (collectively, the “Collateral”):

(i)            the Collateral Obligations listed on the Loan List delivered by the Seller to the Buyer from time to time pursuant to this Agreement, all payments paid in respect thereof and all monies due, to become due or paid in respect of such Collateral Obligations on and after the related Purchase Date, including but not limited to all collections on the Collateral Obligations and other recoveries thereon, in each case as they arise after the related Purchase Date;

(ii)            all Liens with respect to the Collateral Obligations referred to in clause (i) above;

(iii)           all Underlying Instruments with respect to the Collateral Obligations referred to in clause (i) above;

(iv)          all collateral security granted under any Underlying Instruments; and

(v)           all income, payments and proceeds and other supporting obligations of the foregoing.

(b)           In addition to the rights of the Buyer to acquire Collateral Obligations from the Seller hereunder after the Closing Date, the Buyer may acquire Collateral Obligations from certain other entities managed by the Collateral Manager or an affiliate of the Collateral Manager, each of which shall be (or be deemed to be) a Collateral Obligation referred by the Seller to the Buyer and sold by the Seller to the Buyer hereunder.

(c)            [Reserved].

(d)           From and after each Purchase Date, the Collateral listed on the Loan List shall be deemed to be Collateral hereunder.

(e)            On any Purchase Date with respect to the Collateral to be acquired by the Buyer on that date, the Seller shall be deemed to, and hereby does, certify to the Buyer and to the Trustee, on behalf of the Secured Parties, as of such Purchase Date, that each of the representations and warranties in Section 4.02 is true and correct in all material respects as of such Purchase Date.

(f)            Except as specifically provided in this Agreement, the sale and purchase of Collateral under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.

(g)           In connection with each Purchase of Collateral as contemplated by this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will, deliver in accordance with the Indenture, or cause to be delivered in accordance with the Indenture (on behalf of the Buyer), to the Trustee, each Collateral Obligation being transferred to the Buyer on such Purchase Date in accordance with the applicable provisions of the Indenture.

(h)           The Seller shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Indenture have an enforceable and perfected security interest in the Collateral Purchased by the Buyer as contemplated by this Agreement.

(i)            In connection with the Purchase by the Buyer of the Collateral as contemplated by this Agreement, the Seller agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files on and after each such Purchase that such Collateral has been Purchased by the Buyer and the Seller agrees that it will indicate clearly and unambiguously on and after the related Purchase Date in its financial statements that such Collateral is owned by the Buyer and is not available to pay creditors of the Seller.

(j)            The Seller agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct Loan List (which shall contain the related Principal Balance, outstanding principal balance and Obligor name for each Collateral Obligation) as of the related Purchase Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary (subject to the exceptions set forth herein and in the other Transaction Documents), and is hereby incorporated into and made a part of this Agreement, as such Schedule I may be supplemented and amended from time to time. In addition, with respect to each Collateral Obligation sold by the Seller to the Buyer hereunder, the Seller shall deliver to the Buyer an assignment of such Collateral Obligation substantially in the form of Exhibit A hereto.

(k)            [Reserved].

(l)            [Reserved].

(m)          It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Collateral to the Buyer by the Seller on each Purchase Date, as provided in this Section 2.01 shall constitute an absolute sale, conveyance and transfer of ownership of such Collateral conveying good title, free and clear of any Lien (other than Permitted Liens), rather than the mere granting of a security interest to secure a borrowing, and that the Collateral shall not be part of the Seller’s bankruptcy estate in the event of any bankruptcy or insolvency proceedings with respect to the Seller. Furthermore, it is not intended that any such conveyance be deemed a pledge of the Collateral Obligations and the other Collateral to the Buyer to secure a debt or other obligation of the Seller.

(n)           If, however, notwithstanding the intention of the parties set forth in Section 2.01(m), the conveyances provided for in this Section 2.01 by the Seller are determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC. With respect to the Collateral transferred on any Purchase Date hereunder, (A) the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in and to such Collateral, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Collateral and all other obligations hereunder, (B) the Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law with respect thereto, which rights and remedies shall be cumulative, and (C) the Seller authorizes the Buyer and, so long as the Payment in Full Date has not occurred, the Trustee on behalf of the Secured Parties to file UCC financing statements and amendments, as necessary, naming the Seller as “debtor,” the Buyer as “assignor secured party,” and the Trustee, as “assignee secured party,” or similar applicable designations, each describing such Collateral, in each jurisdiction that the Buyer deems necessary in order to protect the security interests in the Collateral granted under this Section 2.01(n).

Section 2.02      Purchase Price.

The purchase price with respect to the Collateral sold on any Purchase Date by the Seller to the Buyer shall be a dollar amount equal to the Market Value thereof as determined by the Seller and the Buyer, and such transaction shall be on terms no less favorable to the Buyer than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (in each case, the “Purchase Price”).

Section 2.03      Payment of Purchase Price.

(a)            The Purchase Price for any Collateral acquired by the Buyer from the Seller on any Purchase Date pursuant to this Agreement shall be paid in a combination of (A) immediately available funds in cash and (B) if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price, by means of a contribution by the Seller to the Buyer.

(b)            [Reserved].

(c)            The Purchase Price for any Collateral Purchased by the Buyer to be settled directly with a third party on any Purchase Date shall be paid in immediately available funds, which may comprise, if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price, amounts contributed by the Seller to the Buyer to be paid to such third party.

(d)            Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Collateral proposed to be transferred to the Buyer on such date as a contribution to the Buyer. In such event, the cash portion of the Purchase Price payable with respect to such transfer shall be reduced by that portion of the Purchase Price of the Collateral that was so contributed; provided that Collateral contributed to the Buyer as shall constitute Collateral for all purposes of this Agreement. To the extent the fair market value of any Collateral purchased or acquired by replacement and substitution by the Buyer pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefore, such excess shall be deemed to be a contribution from the Seller to the Buyer. In addition, the Seller may also elect to contribute cash or Collateral to the Buyer for any other purpose.

(e)            The Seller, in connection with each Purchase hereunder relating to any Collateral, shall be deemed to have certified, and hereby does certify, with respect to the Collateral to be Purchased by the Buyer on such day, that its representations and warranties contained in Article IV are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day.

(f)            Upon the payment of the Purchase Price for any Purchase, title to the Collateral included in such Purchase shall vest in the Buyer, as provided herein, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.

(g)           The Seller and the Buyer acknowledge and agree that, solely for administrative convenience, any transfer or assignment agreement (or, in the case of any underlying promissory note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Collateral Obligation in accordance with the terms of any Underlying Instruments may reflect that the Seller is transferring and/or assigning such Collateral Obligation directly to the Buyer. Nothing in any such documents or transfer or assignment agreements shall be deemed to impair the transfers of the Collateral Obligations by the Seller to the Buyer in accordance with the terms of this Agreement. Any such Collateral Obligation so transferred or assigned for administrative convenience shall be deemed sold and transferred by the related seller to the Seller and, pursuant to this Agreement, shall be sold and transferred directly or indirectly, as applicable, by the Seller to the Buyer. For the avoidance of doubt, all of the applicable provisions of this Agreement, including without limitation the conditions precedent to all purchases, the representations and warranties of the Seller, the covenants of the Seller and the indemnity of the Seller, contained in Section 3.02, Article IV, Article V and Article VII hereof, respectively, shall apply to the Seller with equal force with respect to any sales and assignments for administrative convenience under this Agreement (whether in connection with any sale or assignment by any related seller to the Buyer) as if such sale and assignment was directly or indirectly, as applicable, from the Seller to the Buyer as provided herein.

(h)           Collateral Obligations may be purchased or acquired from time to time by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all applicable laws.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01      Conditions Precedent

This Agreement is subject to the conditions precedent that on or prior to the Closing Date each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and:

(a)            Counterparts of this Agreement shall have been executed and delivered by or on behalf of the Seller and the Buyer; and

(b)           Seller shall have delivered to Buyer draft UCC-1 financing statements to be filed on the Closing Date as required by Section 2.01(n) describing the applicable Collateral and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by applicable law, and in such manner as is necessary or reasonably desirable, to perfect the back-up security interest granted under Section 2.01(n).

Section 3.02       Conditions Precedent to all Purchases.

(a)            The obligations of the Buyer to Purchase the Collateral from the Seller on any Purchase Date shall be subject to the satisfaction of the following conditions precedent that:

(i)            all representations and warranties of the Seller contained in Sections 4.01 and 4.02 shall be true and correct in all material respects on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii)            the Seller shall have delivered to the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the related Purchase Date, which list shall be as of such date incorporated into and made a part of this Agreement and an assignment substantially in the form of Exhibit A hereto;

(iii)            on and as of such Purchase Date, the Seller shall have performed all of the obligations, covenants and agreements required to be performed by it with respect to the related Collateral on or prior to such date pursuant to the provisions of this Agreement, including ensuring that all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer’s ownership interest in the related Collateral Obligations have been duly filed; and

(iv)            such Purchase Date occurs during the Prefunding Period or the Reinvestment Period.

Section 3.03      Release of Excluded Amounts.

The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to (or as directed by) the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer agrees that it will execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01      Representations and Warranties Regarding the Seller.

As of the Closing Date and as of each Purchase Date after the Closing Date, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns, that:

(a)            Due Organization. The Seller is a corporation duly incorporated and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b)           Due Qualification and Good Standing. The Seller is in good standing in the State of Maryland. The Seller is duly qualified to do business and, to the extent applicable, is in good standing and has obtained all material governmental licenses and approvals as required in Delaware and each other jurisdiction in which the failure to be so qualified, maintain good standing or obtain such license or approval, is likely to have a Material Adverse Effect.

(c)           Due Authorization; Execution and Delivery; Legal, Value and Binding; Enforceability; Valid Sale. The execution and delivery by the Seller of, and the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby and thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity). This Agreement shall effect a valid sale, transfer and assignment of or grant of a security interest by the Seller to the Buyer of its right, title and interest in the Collateral Obligations as set forth herein, enforceable against the Seller, its creditors and purchasers from the Seller, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(d)            Non-Contravention. None of the execution and delivery by the Seller of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect the terms of the certificate of incorporation of the Seller or its bylaws, or any amendment of either thereof, (ii) (A) contravene in any material respect any applicable law, (B) conflict in any material respect, with or result in any breach of, any of the terms and provisions of, or constitute a default under, any indenture, loan, agreement, mortgage, deed of trust or other contractual restriction binding on or affecting it or any of its assets, or (C) contravene in any material respect any order, writ, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case under this clause (d) which would have a Material Adverse Effect.

(e)            Governmental Authorizations; Governmental Filings. The Seller has obtained, maintained and kept in full force and effect all Governmental Authorizations which are necessary for it to properly carry out its business, and has made all Governmental Filings necessary for the execution and delivery by it of the Transaction Documents to which it is a party and the performance by the Seller of its obligations under this Agreement and the other Transaction Documents to which it is a party, and no Governmental Authorization or Governmental Filing which has not been obtained or made is required to be obtained or made by it in connection with the execution and delivery by it of any Transaction Document to which it is a party or the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party.

(f)            Compliance with Applicable Law. The Seller has duly observed and complied with all applicable laws, including the Securities Act and the 1940 Act, relating to the conduct of its business and its assets except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g)           Solvency. The Seller, at the time of and after giving effect to each conveyance of Collateral Obligations hereunder and the transactions contemplated hereunder and under the Indenture and the other Transaction Documents, is solvent on and as of the date thereof.

(h)           Taxes. The Seller has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any applicable Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller); no tax Lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(i)            Place of Business; No Changes. The Seller’s location (within the meaning of Article 9 of the UCC) is the State of Maryland. The Seller has not changed its name, whether by amendment of its certificate of incorporation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(j)            [Reserved]

(k)            Sale Treatment. Other than for accounting and tax purposes, the Seller has treated the transfer of Collateral Obligations to the Buyer hereunder for all purposes as a sale and/or contribution by the Seller and purchase by the Buyer on all of its relevant books and records.

(l)            Security Interest.

(i)            As described in Section 2.01(n) hereof, it is the intention of the parties hereto that the conveyance of the Collateral by the Seller to or the Buyer be, and be construed as, an absolute sale without recourse. If, however, notwithstanding the intention of the parties, such conveyance is determined for any reason not to be an absolute sale, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) granted by the Seller in favor of the Buyer in all right, title and interest of the Seller in, to and under the Collateral transferred by the Seller thereto, as applicable, which security interest shall be a first priority perfected security interest prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller upon execution and delivery of this Agreement, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Seller and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(ii)           the Collateral Obligations, along with the Underlying Instruments, constitute “general intangibles,” “instruments,” “accounts,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)          the Seller owns and has, and upon the sale and transfer thereof by the Seller to the Buyer, the Buyer will have, good and marketable title to such Collateral Obligations free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)         the Seller has received all consents and approvals, if any, required by the terms of the Collateral Obligations to the sale of the Collateral Obligations hereunder to the Buyer (except (A) to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC and (B) for any customary procedural requirements and agents’ and/or Obligors’ consents expected to be obtained in due course in connection with the transfer of the Collateral Obligations to the Buyer (except, in the case of clause (B), for any such agents’ consents where the Seller or any of its Affiliates is the agent which the Seller has or will obtain));

(v)          the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Obligations granted by the Seller to the Buyer under this Agreement to the extent perfection can be achieved by filing a financing statement;

(vi)         other than the sale by the Seller to the Buyer hereunder and the back up security interest granted by the Seller to the Buyer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral Obligations, except in connection with any Financing Facility, if any, which security interests, if any, with respect to such Collateral Obligations will be released on the applicable Purchase Date. The Seller has not authorized the filing of and is not aware of any financing statements naming the Seller as debtor that include a description of collateral covering the Collateral Obligations constituting Collateral hereunder other than any financing statement (A) relating to the security interest granted to the Buyer under this Agreement, or (B) that has been or will be terminated as of the related Purchase Date or for which a release or partial release has been or will be timely filed. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;

(vii)        except with respect to any Collateral Obligation for which there is no promissory note, all original executed copies of each promissory note that constitutes or evidences the Collateral Obligations sold by the Seller hereunder have been delivered by the Seller at the direction of the Buyer, as required hereunder; and

(viii)        none of the promissory notes, if any that constitute or evidence any Collateral Obligations sold by the Seller hereunder has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Buyer.

(m)          Value Given. The cash payments, if any, received by the Seller, and the increase in the value of the Seller’s interest in the Buyer as a result of any contribution by the Seller to the Buyer in respect of the Purchase Price of the Collateral Obligations sold by the Seller hereunder constitute reasonably equivalent value in consideration for the transfer by the Seller to the Buyer of such Collateral Obligations under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Seller to the Buyer and such transfer was not and is not voidable or subject to avoidance under any applicable bankruptcy laws.

(n)           Bulk Transfer Laws. The transfer, assignment and conveyance of the Collateral Obligations by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(o)           Lack of Intent to Hinder, Delay or Defraud. Neither the Seller nor any of its Affiliates has sold, or will sell, any interest in any Collateral Obligations conveyed to the Buyer hereunder with any intent to hinder, delay or defraud any of their respective creditors.

(p)           No Proceedings. There is no action, suit or proceeding pending against or, to the actual knowledge of an Authorized Officer of the Seller after due inquiry, threatened against or adversely affecting (i) the Seller or (ii) the transactions contemplated by this Agreement, before any court, arbitrator or any governmental body, agency or official, in each case, which has had or would reasonably be expected to have a Material Adverse Effect.

(q)           Accuracy of Information. All written factual information heretofore furnished by the Seller for purposes of or in connection with this Agreement or the other Transaction Documents to which the Seller is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Seller to any party to the Transaction Documents will be, accurate in all material respects, on or as of the date such information is stated or certified; provided that the Seller shall not be responsible for, nor have any liability with respect to, any factual information furnished to it by any third party, except to the extent that an Authorized Officer of the Seller has actual knowledge that such factual information is inaccurate in any material respect.

The representations and warranties set forth in this Section 4.01 shall survive the sale, transfer and assignment of the Collateral Obligations to the Buyer and be for the benefit of the Buyer and the Trustee, on behalf of the Secured Parties, and the Seller acknowledges that the Buyer and the Trustee may enforce directly any obligations of the Seller with respect to breaches of such representations and warranties that materially and adversely affect the interests of the Noteholders.

Section 4.02      Representations and Warranties of the Seller Relating to the Agreement and the Collateral.

The Seller hereby represents and warrants to the Buyer, as of the Closing Date and as of each Purchase Date after the Closing Date:

(a)           Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under all of the Collateral sold thereto by the Seller on the related Purchase Date, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest by the Seller in all of the Collateral sold by the Seller on the related Purchase Date to the Buyer, which security interest is a valid and first priority perfected security interest in all Collateral, subject only to Permitted Liens. Neither the Seller nor any Person claiming through the Seller shall have any claim to or interest in the Collection Accounts and if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC.

(b)           Eligibility of Collateral. As of each Purchase Date, (i) the Loan List is an accurate and complete listing of all Collateral as of the related Purchase Date and the information contained therein with respect to the identity of such Collateral and the amounts owing thereunder is true and correct as of the related Purchase Date, (ii) as of the related Purchase Date, each such loan asset sold by the Seller hereunder satisfies or satisfied, as applicable, the definition of Collateral Obligation, and (iii) the representations and warranties set forth in Section 4.02(a) are true and correct with respect to each item of Collateral.

(c)            No Fraud. Each Collateral Obligation sold by the Seller hereunder was originated without any fraud or material misrepresentation by the Seller or, to the best of the Seller’s knowledge, on the part of the Obligor.

(d)           Ordinary Course of Business. Any sale of Collateral Obligations by the Seller to the Buyer, as applicable, pursuant to this Agreement is in the ordinary course of business and financial affairs of the Seller. Each remittance of collections on such Collateral Obligations by the Seller to the Buyer, as transferee thereof under this Agreement, will have been made in the ordinary course of business or financial affairs of the Seller.

Section 4.03      Representations and Warranties Regarding the Buyer.

By its execution of this Agreement, the Buyer represents and warrants to the Seller that:

(a)            Due Organization. The Buyer is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b)           Due Qualification and Good Standing. The Buyer is in good standing under the laws of the State of Delaware. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing and has obtained or will obtain all material governmental licenses and approval in the State of Delaware and in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party requires such qualification, except where the failure to be so qualified, maintain good standing or obtain such license or approval would not reasonably be expected to have a Material Adverse Effect.

(c)            Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby or thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)           Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect or result in any breach of, any of the terms and provisions of, its certificate of formation and limited liability company agreement, (ii) conflict with or contravene (A) any applicable law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Underlying Instrument, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case under this clause (d) which would have a Material Adverse Effect.

(e)            Governmental Authorizations; Private Authorizations; Governmental Filings. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Transaction Documents to which the Buyer is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Trustee under the Transaction Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)            Sale Treatment. Other than for accounting and tax purposes, the Buyer has treated the transfer of Collateral Obligations hereunder to the Buyer for all purposes as a sale by the Seller and purchase by the Buyer on all of its relevant books and records and other applicable documents.

Section 4.04      Ordinary Course of Business.

Each of the Seller and the Buyer represents and warrants to the other as to itself that in the event the conveyances of the Collateral provided for in Section 2.01(a) are determined by a court of competent jurisdiction to be a transfer for security purposes, each remittance of payments, if any, by the Seller under this Agreement will have been (i) in payment of an obligation incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Buyer, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Buyer.

ARTICLE V

COVENANTS

Section 5.01      Affirmative Covenants of the Seller.

From the date hereof until the Payment in Full Date:

(a)            Compliance with Laws. The Seller will comply in all material respects with all applicable requirements of law with respect to the Collateral Obligations except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)           Preservation of Corporate Existence. The Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect on the business operations, assets or financial condition of the Seller or on the validity or enforceability of this Agreement or the provisions of any other Transaction Document applicable to the Seller, or the performance by the Seller of its duties hereunder or thereunder.

(c)            Performance and Compliance with Collateral. The Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under all agreements related to such Collateral.

(d)           Protection of Interest in Collateral. With respect to the Collateral Purchased by the Buyer from the Seller, the Seller will (i) sell such Collateral pursuant to and in accordance with the terms of this Agreement, (ii) (at the Seller’s expense) take all action necessary to perfect, protect and more fully evidence the Buyer’s, or its assignee’s, ownership of or security interest in such Collateral free and clear of any Lien, other than the Lien created hereunder and Permitted Liens, as provided in Section 2.01(n) including, without limitation (a) filing and maintaining (at the Seller’s expense) effective financing statements in all necessary or appropriate filing offices and filing all continuation statements, amendments or assignments with respect thereto in the appropriate filing offices, and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (iii) take all additional action that the Buyer or the Trustee, as applicable, may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral and of the Trustee, for the benefit of the Secured Parties under the Indenture.

(e)            Delivery of Collections. The Seller will cause all payments relating to all Collateral to be remitted directly to the Collection Account. In the event any payments relating to any Collateral are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the applicable Collection Account as set forth in the immediately preceding sentence within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer (and its assignees).

(f)            Separate Identity. The Seller acknowledges that the Buyer, the Trustee and the other Secured Parties are entering into the transactions contemplated by the Indenture in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller (except as otherwise required under GAAP or applicable tax law). Therefore, from and after the date hereof, the Seller will take all reasonable steps to maintain the Buyer’s identity as a legal entity that is separate from the Seller and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and not just a division of the Seller (except as otherwise required under GAAP or applicable tax law). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:

(i)            the Seller shall maintain corporate records and books of account separate from those of the Buyer;

(ii)           the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way that the assets of the Buyer, including, without limitation, the Collateral, could be available to pay creditors of the Seller;

(iii)          the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records;

(iv)         except as otherwise expressly permitted or required by the Transaction Documents, the Seller shall maintain an arm’s–length relationship with the Buyer;

(v)           the Seller will not hold itself out as being liable for the debts of the Buyer;

(vi)          except as otherwise permitted under the Transaction Documents, the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer;

(vii)         the Seller will avoid the appearance, and promptly correct any known misperception of any of the Seller’s creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller;

(viii)        to the extent that the Seller performs any services on the Buyer’s behalf, the Seller will clearly identify itself as an agent for the Buyer in the performance of such duties; provided, however, that the Seller will not be required to so identify itself when communicating with the Obligors not in its capacity as agent for the Buyer but rather in its capacity as agent for a group of lenders; and

(ix)          the Seller shall take or refrain from taking, as applicable, each of the activities specified or assumed in the true sale opinion of Dechert LLP delivered on the Closing Date, upon which the conclusions expressed therein are based.

(g)           Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents in the possession of or reasonably obtainable by the Seller without undue burden or expense which are necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees (including, without limitation, the Trustee) to carry out their responsibilities under the Transaction Documents.

(h)      Merger or Consolidation of Seller.      Any Person into which the Seller may be merged or consolidated, or any Person resulting from such merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to substantially all of the business of the Seller, shall be the successor to the Seller hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

Section 5.02      Negative Covenants of the Seller.

From the date hereof until the Payment in Full Date:

(a)            Security Interests. Except for the transfers hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien other than Permitted Liens on any Collateral Obligation that constitutes part of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Seller will promptly notify the Buyer of the existence of any Lien on any such Collateral Obligation and the Seller shall defend to right, title and interest of the Buyer and its assignees in, to and under such Collateral Obligations, against all claims of third parties; provided that nothing in this Section 5.02(a) shall prevent or be deemed to prevent the Seller from suffering to exist Permitted Liens upon any of the Collateral.

(b)           Change of Name or Location of Loan Files. After the Closing Date, the Seller shall not change its name, move the location of its principal place of business and chief executive office, or change the jurisdiction of its formation, unless the Seller gives thirty (30) days’ prior written notice thereof to the Buyer and the Trustee and takes all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Buyer and the Trustee, for the benefit of the Secured Parties, in the Collateral.

(c)           Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Collateral by the Seller to the Buyer; provided that, for federal income tax reporting purposes, the Buyer may be treated as a “disregarded entity” and, therefore, the transfer of Collateral by the Seller to the Buyer hereunder will not be recognized.

(d)           Changes in Payment Instructions. Except in connection with a repurchase or substitution as set forth in Article VI, the Seller shall not make any change in its instructions to Obligors regarding payments to be made to any Collection Account, unless the Trustee shall have given its prior written consent to such change.

ARTICLE VI

Option to repurchase AND Substitute Collateral Obligations

Section 6.01      Optional Repurchases or Substitution of Collateral Obligations.

(a)            The Seller shall have the right, but not the obligation, to substitute or repurchase from the Buyer certain Collateral Obligations sold or substituted by the Issuer as provided in Article XII of the Indenture and subject to the limitations therein and other applicable provisions set forth in Article XII of the Indenture.

Section 6.02      Reassignment of Substituted or Repurchased Collateral Obligations.

Upon (a) receipt by the Trustee for deposit in the applicable Collection Account of amounts required to be paid by the Seller in the case of any repurchased Collateral Obligation (which shall not be less than the Repurchase Price thereof) pursuant to Article XII of the Indenture (including as a result of any loan asset sold by the Seller hereunder failing to satisfy the definition of Collateral Obligation) or (b) upon the Purchase Date related to a substitute Collateral Obligation delivered by the Seller to the Buyer in accordance herewith and with the applicable provisions of the Indenture, the Buyer hereby assigns to the Seller all of the Buyer’s right, title and interest in the Collateral Obligation being repurchased or substituted (together with the Collateral and any other Assets related thereto) without recourse, representation or warranty and the Buyer will cause the Trustee to release the Lien of the Indenture with respect thereto. Such reassigned Collateral Obligation (together with the Collateral and any other Assets related thereto) shall no longer thereafter be deemed a part of the Collateral or of the Assets and shall be deemed released from the security interests created by this Agreement and by the Indenture. The Seller may amend and modify the Loan List as applicable in connection with any such repurchase or substitution by providing an updated copy thereof to the Buyer and to the Trustee. To the extent any Repurchase Price exceeds the fair market value (as determined by the Seller) of the related Collateral Obligation, such excess shall be deemed a contribution by the Seller to the Buyer.

ARTICLE VII

INDEMNIFICATION BY THE SELLER

Section 7.01      Indemnification.

The Seller agrees to indemnify, defend and hold harmless the Buyer, the Trustee and any of their respective members, managers, authorized persons, officers, directors, employees, personnel and agents (any one of which is an “Indemnified Party”) from and against any and all claims, losses, penalties, fines, forfeitures, judgments, reasonable legal fees and related costs, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Seller’s fraud or the failure of the Seller to perform its duties in compliance in all material respects with the terms of this Agreement, except to the extent arising from gross negligence, willful misconduct or fraud by the Person claiming indemnification, provided that the Seller shall not be liable for any consequential (including loss of profit), indirect, special or punitive damages hereunder. Any Person seeking indemnification hereunder shall promptly notify the Seller if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Seller of its indemnification obligations hereunder unless and to the extent the Seller is deprived of material substantive or procedural rights or defenses as a result thereof. The Seller shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim. The parties agree that the provisions of this Section 7.01 shall not be interpreted to provide recourse to the Seller against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Collateral Obligation and that the Seller does not hereby agree to maintain the solvency of the Buyer. The Seller shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for any uncollectible or uncollected Collateral Obligation.

Section 7.02      Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Buyer with respect to any Delayed Draw Loan or Revolving Loan, no obligation or liability to any Obligor under any of the Collateral Obligations is intended to be assumed by the Buyer, the Trustee or any of the other the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

Section 7.03      Operation of Indemnities.

If the Seller has made any indemnity payments to an Indemnified Party pursuant to this Article VII and such Indemnified Party thereafter collects any amounts from others in connection with the same matter or matters that gave rise to such indemnity payments, such Indemnified Party will repay such amounts collected to the Seller up to and including the amount of such indemnity payments.

Section 7.04      Limitation on Liability.

The Seller shall be liable under this Agreement only to the extent of the obligations specifically undertaken by it under this Agreement. Each of the Seller and any stockholder, partner, member, manager, director, officer, employee, personnel or agent thereof may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Each of the Seller and any stockholder, partner, member, manager, director, officer, employee, personnel or agent thereof, as applicable, shall be reimbursed by the Buyer (which shall constitute “Administrative Expenses” under the Indenture) (subject to the availability of funds in accordance with the Priority of Payments), as applicable, for any liability or expense incurred by reason of the Buyer’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder; provided, however that so long as it is the Collateral Manager, any such liability or expense relating to acts or omissions of the Buyer caused by reason of acts or omissions constituting bad faith, willful misconduct or gross negligence in the performance of the Collateral Manager’s duties under the Collateral Management Agreement and under the terms of the Indenture shall not be reimbursable hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be required by its obligations under this Agreement or the other Transaction Documents and that in its opinion may involve it in any expense or liability.

ARTICLE VIII
MISCELLANEOUS

Section 8.01      Amendments and Waivers.

(a)           This Agreement may be amended or waived from time to time by the parties hereto by written agreement, with prior written notice to the Trustee, but without consent of the Holders, to (i) cure any ambiguity or to correct or supplement any provisions herein, (ii) comply with any changes in the Code, (iii) enable the Buyer to rely upon any exemption from registration under the Securities Act or the 1940 Act, (iv) enable the Buyer or the Seller to comply with any applicable securities law or U.S. Risk Retention Rules (including the regulations or interpretive guidance provided by applicable regulators implementing or interpreting any such laws or regulations), (v) conform this Agreement to the final Offering Circular, (vi) comply with any statute, rule, regulation, or technical or interpretive guidance enacted, effective, or issued by regulatory agencies of the United States federal government or any Member State of the European Economic Area or otherwise under European law, after the Closing Date that are applicable to the Seller, the Retention Provider, the Buyer, the Obligations or the transactions contemplated by the Indenture or by the final Offering Circular, including, without limitation, the U.S. Risk Retention Rules, securities laws or Dodd-Frank and all rules, regulations, and technical or interpretive guidance thereunder, or as may otherwise be required so that the Buyer is not a “covered fund” as defined in the Volcker Rule; and (vii) evidence the succession of another Person to the Buyer or the Seller, as applicable, and the assumption by any such successor Person of the covenants of the Buyer or the Seller, as applicable herein to the extent permitted hereunder and under the Indenture. Any other amendment or waiver to this Agreement shall be subject to the consent of a Majority of the Controlling Class; provided that no such amendment or waiver shall reduce the amount of, or delay the timing of, any amounts received on Collateral Obligations which are required to be distributed with respect to any Class of Notes or otherwise materially and adversely affect any Holders of Notes without the consent of the Holders of each Class materially and adversely affected thereby, or change the rights or obligations of any other party hereto without the consent of such party. Notwithstanding the foregoing, the Loan List may be amended and modified by the Seller at any time in accordance with this Agreement by providing an updated Loan List to the Buyer and the Trustee.

(b)           Prior to the execution of any such amendment or waiver, the Buyer shall furnish to the Trustee (and the Trustee shall furnish to the Rating Agency and each Holder) written notification of the substance of such proposed amendment or waiver, together with a copy thereof.

(c)            Promptly after the execution of any such amendment or waiver, the Trustee shall furnish a copy of such amendment or waiver to the Rating Agency and to each Holder. It shall not be necessary for the consent of any Holders pursuant to Section 8.01(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Holders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.

(d)           Prior to the execution of any amendment to this Agreement, the Buyer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon one or more certificates from an Authorized Officer of the Seller, the Buyer and/or of the Collateral Manager with respect to factual matters and of the Buyer and/or the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Buyer or the Holders) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, consent to any such amendment that affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(e)            The Trustee, by its signature below, acknowledges and agrees to be bound by the provisions of this Section 8.01.

Section 8.02      Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed, e-mailed, transmitted or delivered, to the Seller at its addresses set forth below and as to the Buyer, the Trustee or the Rating Agency, at its address set forth in the Indenture or at such other address as shall be designated by such Person in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail or by facsimile mail, when electronic confirmation or verbal communication of receipt is obtained. Notices and other communications relating to this Agreement to be delivered by the Trustee to any Holder shall be delivered as provided in the Indenture.

The address for the Seller is the following unless the Seller shall designate another address in a written notice to the Buyer and the Trustee.

Monroe Capital Income Plus Corporation

c/o Monroe Capital, LLC

311 South Wacker Drive

Suite 6400

Chicago, IL 60606

Attention: Michael J. Furr

Email: mfurr@monroecap.com

Telephone: 312-523-2383

Section 8.03      Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein, no third party (other than the Trustee on behalf of the Secured Parties) shall be a third party beneficiary hereof.

Section 8.04      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE SERVICE OF PROCESS.

THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER (WHETHER IN CONTRACT, TORT OR OTHERWISE) TO THE FOREGOING SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Each of the Buyer and the Seller agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Buyer or the Seller, as applicable, at its address specified in the signature pages to this Agreement or at such other address(es) as the Buyer or the Seller shall have notified the other in accordance with Section 8.02. Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 8.05      WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 8.06      Certain Taxes. The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any applicable Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

Section 8.07      Non-Petition.

(a)            The Seller hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against the Buyer any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium, winding-up or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer, the applicable preference period then in effect plus one day, after payment in full of all Notes issued under the Indenture, provided that nothing in this Section 8.07 shall preclude, or be deemed to stop, the Seller (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect plus one day, in (A) any case or proceeding voluntarily filed or commenced by the Buyer or (B) any involuntary insolvency proceeding filed or commenced against the Buyer by a Person other than the Seller or its Affiliates, or (ii) from commencing against the Buyer or any properties of the Buyer any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium, winding-up or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws.

(b)            The provisions of this Section 8.07 shall survive the termination of this Agreement.

Section 8.08      Recourse Against Certain Parties.

(a)            The obligations of the Seller and the Buyer under this Agreement and the other Transaction Documents are solely the corporate or limited liability company obligations, as applicable, of the Seller and the Buyer, respectively. No recourse shall be had for the payment of any amount owing by the Buyer or the Seller under this Agreement, any other Transaction Document or for the payment by the Buyer or the Seller of any fee in respect hereof or any other obligation or claim of or against the Buyer or the Seller arising out of or based upon this Agreement or any other Transaction Document, against any employee, personnel, officer, director, shareholder, partner, authorized person, member or manager of the Buyer or the Seller or of any Affiliate of such Person (other than the Seller or the Buyer, as applicable). The provisions of this Section 8.08(a) shall survive the termination of this Agreement.

(b)            Notwithstanding any other provision of this Agreement, the obligations of the Buyer hereunder are from time to time and at any time limited recourse obligations of the Buyer payable solely from the Assets available at such time and following realization of the Assets, and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against Buyer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, member, manager, director, employee, shareholder, authorized person or incorporator of the Buyer or its Affiliates, successors or assigns for any amounts payable hereunder. The provisions of this Section 8.08(b) shall survive the termination of this Agreement.

Section 8.09      Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Purchases.

(a)            The Seller shall cause all financing statements and continuation statements and any other necessary documents perfecting the Buyer’s back up security interest in the applicable Collateral to be promptly recorded, registered and filed as required under this Agreement, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the perfection and priority of the security interest granted to the Buyer in all property comprising the related Collateral. The Seller shall deliver to the Buyer the file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 8.09(a).

(b)            The Seller agrees that from time to time, at its or the Seller’s expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Buyer or the Trustee on behalf of the Secured Parties, may reasonably request in order to perfect, protect or more fully evidence the applicable Purchases hereunder and the ownership and/or backup security interest granted by it in the related Collateral, as applicable.

(c)            If the Seller fails to perform any of its obligations under this Section 8.09, the Buyer or the Trustee on behalf of the Secured Parties, as applicable, may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s and/or the Trustee’s costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably authorizes the Buyer and/or the Trustee at any time (so long as it has failed to perform its obligations hereunder) at the sole discretion thereof, and appoints each of the Buyer and the Trustee as its attorney–in–fact to act on behalf of the Seller (i) to execute on behalf of the Seller and to file financing statements on behalf of the Seller, as debtor, necessary or desirable in the sole discretion of the Buyer or the Trustee, as applicable, to perfect and to maintain the perfection and priority of the security interest of the Buyer (and its assignees) in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Buyer or the Trustee, as applicable, in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the security interest of the Buyer (and its assignees) in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 8.10      Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, together with the Indenture and the other Transaction Documents, to the extent that a party is a signatory thereto, and any other agreements executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 8.11      Headings, Exhibits and Schedules.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The exhibits and schedules attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 8.12      Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 8.12 or by the Indenture or in connection with an assignment as a matter of law to the successors in interest to the Buyer or the Seller, as applicable. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Trustee for the benefit of the Secured Parties, to which assignment the Seller hereby expressly consents. Upon such assignment, the Seller agrees to perform its obligations hereunder that are for the benefit of the Buyer both for the benefit of the Buyer and for the benefit of the Trustee for the benefit of the Secured Parties, and the Trustee, in such capacity, shall be a third party beneficiary hereof. The Trustee on behalf of the Secured Parties after an Event of Default under and in accordance with the Indenture may enforce the provisions of this Agreement that are for the benefit of the Buyer, exercise the rights of the Buyer and enforce such obligations of the Seller hereunder without joinder of the Buyer.

Section 8.13      Duration of Agreement.

This Agreement shall continue in existence and effect until the satisfaction and discharge of the Indenture.

Section 8.14      Acts of Buyer.

Any information, communication, request, demand, authorization, direction, notice, consent, waiver, report or other action provided by this Agreement to be given or performed by the Buyer shall be effective if given or performed by the Buyer or by the Collateral Manager on the Buyer’s behalf.

Section 8.15      No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

MONROE CAPITAL INCOME PLUS CORPORATION, as the Seller

By:
Name:
Title:

MONROE CAPITAL INCOME PLUS ABS FUNDING, LLC, as the Buyer

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
SOLELY WITH RESPECT TO SECTION 8.01

u.s. bank TRUST COMPANY, national association, as the Trustee

By:
Name:
Title:

Exhibit A

Form of Assignment

[Date]

In accordance with the Loan Sale and Contribution Agreement (together with all amendments and modifications from time to time thereto, the “Agreement”), dated as of April 7, 2022, made by and among the undersigned, MONROE CAPITAL INCOME PLUS CORPORATION, as the Seller (together with its successors and permitted assigns, the “Seller”) and MONROE CAPITAL INCOME PLUS ABS FUNDING, llc, as the Buyer (together with its successors and permitted assigns, the “Buyer”), as assignee thereunder, the undersigned does hereby sell, transfer, convey and assign, set over and otherwise convey to the Buyer, all of the Seller’s right, title and interest in and to the following (including, without limitation, all obligations of the lender to fund any Revolving Loan or Delayed Draw Loan conveyed by the undersigned to Buyer hereunder which obligations Buyer hereby assumes):

(i)            the Collateral Obligations listed on Schedule I, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Purchase Date and all collections on the Collateral Obligations and other recoveries thereon, in each case as they arise after the Purchase Date;

(ii)            all Liens with respect to the Collateral Obligations referred to in clause (i) above;

(iii)            all Underlying Instruments with respect to the Collateral Obligations referred to in clause (i) above;

(iv)            all collateral security granted under any Underlying Instruments; and

(v)            all income, payments, proceeds and other supporting obligations of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, financial assets, general intangibles, payment intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, securities, money, documents, goods, accessions, proceeds and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Capitalized terms used herein have the meaning given such terms in the Agreement.

This Assignment is made pursuant to and in reliance upon the representations and warranties on the part of the undersigned contained in Article IV of the Agreement and no others.

THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed on the date written above.

MONROE CAPITAL INCOME PLUS CORPORATION

By:
Name:
Title:

MONROE CAPITAL INCOME PLUS ABS FUNDING, LLC

By:
Name:
Title:

A-2

Schedule I

Loan List

[To be attached]

Schedule I

[To be attached]